UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2021

FG NEW AMERICA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39550	85-1648122
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 S. Maple Street

Itasca, Illinois 60143

(Address of principal executive offices, including area

code)

Registrant’s telephone number, including area code: (847) 791-6817

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	FGNA.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	FGNA	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FGNA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2021, FG New America Acquisition Corp., a Delaware corporation (the “Company”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Opportunity Financial, LLC, a Delaware limited liability company (“OppFi”), OppFi Shares, LLC, a Delaware limited liability company (“OFS”), and Todd Schwartz, in his capacity as the Members’ Representative (in such capacity, the “Members’ Representative”). The transactions contemplated by the Business Combination are referred to herein as the “Business Combination.”

Business Combination Agreement

Consideration and Structure

Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the closing of the Business Combination (the “Closing”), (x) in exchange for common units of OppFi (the “OppFi Units”), the Company will contribute to OppFi cash (the “Cash Consideration”) and the number of shares of newly issued Class V common stock, par value $0.0001 per share, of the Company (the “Class V Voting Stock”) equal to the number of Retained OppFi Units (as defined below), which will entitle its holder to one vote per share but no right to dividends or distributions and (y) immediately thereafter, OppFi will distribute to OFS the shares of Class V Voting Stock received by OppFi.

At the Closing, OppFi will transfer to the Company a number of OppFi Units equal to the number of shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) issued and outstanding as of immediately prior to the Closing (after giving effect to any Company stockholder redemptions and the Class B Common Stock Conversion (as defined below)). The Members will, immediately following the Closing, retain an aggregate number of OppFi Units (such OppFi Units retained by the Members, the “Retained OppFi Units”) equal to (i) (A) OppFi’s equity value (i.e., $743,000,000), plus (B) the Company Cash Amount (as defined in the Business Combination Agreement), plus (C) the amount by which the Working Capital (as defined in the Business Combination Agreement) is greater than the Target Working Capital Amount (as defined in the Business Combination Agreement), if any, minus (D) the amount by which the Working Capital is less than the Target Working Capital Amount, minus (E) the Cash Consideration, divided by (ii) $10.

In connection with the Closing, on the date of the Closing (the “Closing Date”), 25,500,000 Retained OppFi Units (the “Earnout Units”) held by the Members and an equal number of shares of Class V Voting Stock issued to the Members by the Company in connection with the Business Combination and held by OFS, will be subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement.

Following the Closing, the combined Company will be organized in an “Up-C” structure in which substantially all of the assets and the business of the combined Company will be held by OppFi and its subsidiaries, and the Company’s only direct assets will consist of OppFi Units. Assuming that none of the Company’s current stockholders exercise their right to redeem their Class A Common Stock, and subject to adjustment for cash on hand and working capital, as of immediately following the Closing and without giving effect to the Earnout Units or outstanding warrants to purchase Class A Common Stock, the Company is expected to own, directly or indirectly, approximately 38% of the OppFi Units and will control OppFi as the sole manager of OppFi in accordance with the terms of the OppFi A&R LLCA (as defined and discussed below) and all remaining OppFi Units will be owned by the Members.

In connection with the Closing, pursuant to the terms and conditions of the amended and restated certificate of incorporation of Company, dated as of September 29, 2020 (the “Current Certificate of Incorporation”), and the Amended Sponsor Letter (as defined below), all then-outstanding shares of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”) will be converted into shares of Class A Common Stock (after giving effect to the Amended Sponsor Letter (as defined below)) on a one-for-one basis and into an aggregate number of 5,943,750 shares of Class A Common Stock (the “Class B Common Stock Conversion”).

Pursuant to the Business Combination Agreement, the “Cash Consideration” will be equal to (i) the cash remaining in the Company’s trust account as of immediately prior to the Closing following any redemptions of Class A Common Stock by the Company’s current stockholders, less (ii) the amount by which (a) the aggregate amount of transaction expenses incurred by the parties to the Business Combination Agreement as of the Closing and $15,000,000, exceed (b) the amount of all cash, cash equivalents, deposits and marketable securities held by OppFi on the Closing Date (such amount, as adjusted, the “Available Closing Date Cash”).

Beginning on the six month anniversary of the Closing, each Retained OppFi Unit held by the Members may be exchanged, subject to certain conditions, for either one share of Class A Common Stock or, at the election of the Company in its capacity as the sole manager of OppFi, the cash equivalent of the market value of one share of Class A Common Stock, pursuant to the terms and conditions of the OppFi A&R LLCA (such exchange rights, as further described in the OppFi A&R LLCA, the “Exchange Rights”). For each Retained OppFi Unit so exchanged, one share of the Class V Voting Stock will be canceled by the Company.

Upon consummation of the Transactions contemplated by the Business Combination Agreement, the Company will change its name to “OppFi Inc.”

Representations, Warranties and Covenants

The parties to the Business Combination Agreement have agreed to customary representations and warranties for transactions of this type. The representations and warranties made under the Business Combination Agreement will not survive the Closing, other than claims against a party that committed fraud with respect to the making of its applicable representation and warranty. In addition, the parties to the Business Combination Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of OppFi, the Company and their respective subsidiaries during the period between execution of the Business Combination Agreement and the Closing. The covenants made under the Business Combination Agreement will not survive the Closing, unless by their terms, they are to be performed in whole or in part after the Closing. Each of the parties to the Business Combination Agreement has agreed to use its commercially reasonable efforts to cause the Business Combination to be consummated after the date of the execution of the Business Combination Agreement in the most expeditious manner practicable.

Conditions to Closing

Under the Business Combination Agreement, the obligations of the parties (or, in some cases, some of the parties) to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval and adoption of the Business Combination Agreement and transactions contemplated thereby and certain other matters by requisite vote of the Company’s stockholders (the “Company Stockholder Approval”); (ii) if required, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the absence of a Material Adverse Effect (as defined in the Business Combination Agreement) since the date of the Business Combination Agreement; and (iv) material compliance by the parties with their respective pre-Closing and Closing obligations and the accuracy of each party’s representations and warranties in the Business Combination Agreement, in each case subject to the certain materiality standards contained in the Business Combination Agreement. In addition, OppFi’s obligation to consummate the Business Combination is subject to the condition that the Company have at least $200,000,000 of Available Closing Date Cash at the Closing.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including only as follows, (i) upon the mutual written consent of the Company and OppFi; (ii) by the Company or OppFi if any applicable law or final, non-appealable Order (as defined in the Business Combination Agreement) is in effect making the consummation of the Business Combination illegal; (iii) by the Company or OppFi if the Closing has not occurred by the Outside Date (as defined in the Business Combination Agreement); or (iv) by the Company, on the one hand, or OppFi, on the other hand, as a result of certain breaches by the counterparties to the Business Combination Agreement that remain uncured after any applicable cure period provided in each case (i)-(iv) that such termination right is not available to the applicable party if such party exercising the right is in breach of its representations, warranties, covenants, agreements or other obligations under the Business Combination Agreement.

A copy of the Business Combination Agreement will be filed by amendment on Form 8-K/A to this Current Report on Form 8-K (this “Current Report”) within four business days of the date hereof as Exhibit 2.1, and the foregoing description of the Business Combination is qualified in its entirety by reference thereto. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement will be filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Other Agreements

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

Tax Receivable Agreement

Simultaneously with the Closing, the Company, OppFi, the Members and the Members’ Representative will enter into a tax receivable agreement (the “Tax Receivable Agreement”), which will provide for, among other things, payment by the Company to the Members of 90% of the U.S. federal, state and local income tax savings realized by the Company as a result of the increases in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination Agreement and the exchange of Retained OppFi Units for Class A Common Stock (as more fully described in the Tax Receivable Agreement).

Second Amended and Restated Certificate of Incorporation of the Company and Amended and Restated Bylaws of the Company

In connection with the Closing, the Company will amend and restate (i) subject to receipt of Company Stockholder Approval, its current Certificate of Incorporation by adopting the Second Amended and Restated Certificate of Incorporation of the Company (the “Second A&R Certificate of Incorporation”) and (ii) the current Bylaws of the Company by adopting the Amended and Restated Bylaws of Company (the “A&R Bylaws”), to establish a structure containing Class A Common Stock, which will carry such economic and voting rights as set forth in the Second A&R Certificate of Incorporation and A&R Bylaws, and Class V Voting Stock, which will carry only such voting rights as set forth in the Second A&R Certificate of Incorporation and A&R Bylaws (as more fully described in the Second A&R Certificate of Incorporation and A&R Bylaws).

Amended and Restated Limited Liability Company Agreement of OppFi

At the Closing, the Company, OppFi and the Members will enter into the Amended and Restated Limited Liability Company Agreement of OppFi (the “OppFi A&R LLCA”), which will, among other things, permit the issuance and ownership of OppFi Units as contemplated to be issued and owned upon the consummation of the Business Combination, designate the Company as the sole manager of OppFi, provide for the Exchange Rights, otherwise amend and restate the rights and preferences of the OppFi Units and set forth the rights and preferences of the OppFi Units, and establish the ownership of the OppFi Units by the persons or entities indicated in the OppFi A&R LLCA, in each case, as more fully described in the OppFi A&R LLCA.

Amendment to the Sponsor Letter

In connection with the execution of the Business Combination Agreement, certain current officers and directors of the Company (including the Founder Holders (as defined in the Business Combination Agreement)), FG New America Investors LLC (the “Sponsor”), the Company, OppFi and the Members’ Representative have entered into an amendment (the “Amended Sponsor Letter”) to a letter agreement entered into on September 29, 2020 in connection with the Company’s initial public offering (the “Letter Agreement”), pursuant to which, among other things, the Founder Holders agreed to waive any and all anti-dilution rights described in its current Certificate of Incorporation or otherwise with respect to the shares of Class A Common Stock (that formerly constituted shares of Class B Common Stock held by the Founder Holders) held by the Founder Holders that may be implicated by the Business Combination such that the Class B Common Stock Conversion will occur as discussed herein (and as more fully described in the Amended Sponsor Letter).

Investor Rights Agreement

At the Closing, the Company, the Founder Holders, the Members, the Members’ Representative and certain other parties will enter into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, (i) the Company, the Founder Holders and certain other parties will terminate the Registration Rights Agreement, dated as of September 29, 2020, entered into by them in connection with the Company’s initial public offering, (ii) the Members’ Representative will have the right to nominate five directors to the board of directors of the Company, subject to certain independence and holdings requirements, (iii) the Company will provide certain registration rights for the shares of Class A Common Stock held by the Members, the Sponsor, and certain other parties, and (iv) a certain Founder Holder and the Members will agree not to transfer, sell, assign or otherwise dispose of the shares of Class A Common Stock and the OppFi Units held by such Founder Holder or such Members, as applicable, for twenty-four months and nine months, respectively, following the Closing, subject to certain exceptions, in each case as more fully described in the Investor Rights Agreement.

A copy of the Amended Sponsor Letter will be filed by amendment on Form 8-K/A to this Current Report within four business days of the date hereof as Exhibit 10.1, and the foregoing description of the Amended Sponsor Letter is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Company’s common stock pursuant to the Business Combination Agreement is incorporated by reference herein. The common stock issuable in connection with the transactions contemplated by the Business Combination will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On February 10, 2021, the Company issued a press release announcing that on February 9, 2021, it executed the Business Combination Agreement. A copy of the press release is furnished hereto as Exhibit 99.1.

Furnished as Exhibit 99.2 hereto is the investor presentation that will be used by the Company in connection with the Business Combination. Furnished as Exhibit 99.3 hereto is the transcript of a pre-recorded joint conference call held on February 10, 2021, by the Company and OppFi in connection with the announcement of their entry into the Business Combination Agreement.

The information in this Item 7.01 and Exhibits 99.1, 99.2 and 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about OppFi, the Company and the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders of the Company will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: FG New America Acquisition Corp., 105 S. Maple Street, Itasca, Illinois 60143, Attention: Hasan Baqar.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Registration Statement on Form S-1, which was filed by the Company with the SEC on August 26, 2020 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to FG New America Acquisition Corp., 105 S. Maple Street, Itasca, Illinois 60143, Attention: Hasan Baqar. Additional information regarding the interests of such participants will be contained in the proxy statement for the Business Combination when available.

OppFi and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the proposed Business Combination when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and OppFi’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and OppFi’s expectations with respect to future performance, performance, growth, and OppFi’s market, OppFi’s new products and their performance, the anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed business combination and the timing of the completion of the proposed business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and OppFi following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of the Company, certain regulatory approvals or satisfy other conditions to closing in the Business Combination Agreement, including with respect to the levels of the Company stockholder redemptions; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on OppFi’s business and/or the ability of the parties to complete the proposed business combination; (6) the inability to obtain or maintain the listing of the combined company’s shares of common stock on the New York Stock Exchange following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that OppFi or the Company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company and OppFi caution that the foregoing list of factors is not exclusive. The Company and OppFi caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company and OppFi do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 10, 2021.
99.2	Investor Presentation.
99.3	Transcript for Investor Call, dated February 10, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG NEW AMERICA ACQUISTION CORP.

By:	/s/ Larry G Swets, Jr.
Name:	Larry G. Swets, Jr.
Title:	Chief Executive Officer

Date: February 10, 2021